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                                                               EXHIBIT 10.5

N.W. OREGON BUSINESS
BANKING CENTER
8625 S.W Cascade Avenue, Suite 400
Beaverton, OR 97008
October 8, 1997

Mr. Kent Koski
Vice President Finance & Administration
ThrustMaster, Inc.
7175 NW Evergreen Parkway #400
Portland, Oregon 97124

Dear Kent,

I am pleased to advise you that United States National Bank of Oregon has approved your request for a short term increase in your revolving line of credit subject to the following terms and conditions:

    BORROWER:                          ThrustMaster, Inc.

OPERATING LINE OF CREDIT

    MAXIMUM LOAN AMOUNT:               Increase to $5,000,000 until 1/31/98.

    PURPOSE:                           General corporate purposes and to
                                       support letters of credit.

    INTEREST RATE:                     OPTION 1

                                       Fully floating variable interest rate
                                       equal to U.S. Bank's prime rate.

                                       OPTION 2

                                       LIBOR plus 250 basis points.  1, 2, 3
                                       or 6 month terms.  Minimum advance
                                       amount $250,000.  Advances over
                                       $250,000 shall be in increments of
                                       $100,000.  No prepayment is allow on
                                       LIBOR indexed loans.

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ThrustMaster, Inc.
October 8, 1997

                                       RATES TIED TO PRIME: Prime tied rates
                                       are floating rates, adjusted the same
                                       day as any change in Bank's prime
                                       rate.

                                       LIBOR:  The LIBOR rate is the rate
                                       per annum established by Lender as
                                       its LIBOR rate, based on a
                                       determination of the rate of interest
                                       at which U. S. dollar deposits would
                                       be offered to U.S. Bank in the London
                                       interbank market at approximately
                                       11:00 a.m. London time two business
                                       days prior to the effective date of
                                       the rate (adjusted for reserves, if
                                       any).

                                       REQUIRED NOTICE:  Two business-days'
                                       notice is required on LIBOR advances.
                                       For example, rates quoted today would
                                       be effective for an advance made two
                                       business days later.

                                       TIME ALLOCATED FOR DECISION:  LIBOR
                                       interest rate quotes may be obtained
                                       from Lender between 8:00 a.m. and
                                       10:00 a.m. and must be accepted by
                                       10:00 a.m. Rates quoted are for rates
                                       which are to become effective two
                                       business days later.

                                       ELECTION/MATURITY:  Borrower will
                                       notify Bank in writing of its
                                       election to advance funds under the
                                       LIBOR option.  Notification will
                                       include the amount to be advanced,
                                       the term of the advance, and must be
                                       signed by an officer of the company.
                                       Any amounts advanced under an LIBOR
                                       option shall at maturity, roll into
                                       the Prime Tied Option.

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ThrustMaster, Inc.
October 8, 1997

                                       All interest under both rate options
                                       described above shall be computed on
                                       the basis of a 360-day year and the
                                       actual number of days elapsed.

    MATURITY DATE:                     Payable on demand.

    REPAYMENT:                         Principal and interest payable on demand.
                                       Interest payable monthly in absence of
                                       demand.

    LOAN FEE:                          Non-refundable upfront loan fee of 1/8%
                                       of $4,000,000, prorated 4 months
                                       ($1,667).

    COLLATERAL:                        Perfected first priority security
                                       interest in all of Borrower's now
                                       owned and hereafter acquired accounts
                                       receivable, inventory and equipment.

                             OPERATING REQUIREMENTS

1.  60% advance against eligible A/R to 30 days past due.

2. Definition of Ineligible A/R includes (but is not limited to) the following:

    -    All invoices aged beyond 30 days past due.

    -    Inter or related company sales.

    - Sales exceeding debtor credit limits established by Bank at its sole discretion on concentration accounts which equal or exceed $1,000,000.

    -    Foreign accounts.  Canadian accounts are eligible.

3. Borrower's certificates are to be provided to U.S. Bank on a monthly basis, as of month end.

4. Summary account receivable agings and accounts payable aging to be provided to U.S. Bank on monthly basis.

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ThrustMaster, Inc.
October 8, 1997

5.  Collateral exam may be required annually.

6.  Account debtor address listing to be provided annually.

THE ABOVE OPERATING REQUIREMENTS WILL APPLY ONLY UNTIL JANUARY 31, 1998. AFTER THAT DATE THE OPERATING REQUIREMENT IN THE LETTER OF UNDERSTANDING DATED JUNE 19, 1997 WILL APPLY.

                            FINANCIAL REPORTING

1. Annual CPA audited financial statement within 120 days after the end of each fiscal year.

2. Quarterly company prepared financial statements, within 30 days after the end of each calendar quarter.

                      GENERAL TERMS AND CONDITIONS

1. PRIME RATE: U.S. Bank's prime rate is the rate of interest which U.S. Bank from time to time establishes as its prime rate and is not, for example, the lowest rate of interest which U.S. Bank collects from any borrower or class of borrowers.

2. LOAN ADVANCES: Advances may be requested by Borrower from time to time in accordance with the terms of the promissory note. All advances shall be made at the sole option of U.S. Bank. U.S. Bank may decline to make any advance and may terminate the availability of advances at any time.

3. INSURANCE: Borrower shall maintain insurance in such amounts and covering such risks as U.S. Bank shall require.

4. FINANCIAL REPORTING: At any time requested by U.S. Bank, Borrower shall furnish any additional information regarding Borrower's financial condition and business operations that U.S. Bank requests. This information may include, but is not limited to, financial statements, tax returns, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets and forecasts.

5. LOAN DOCUMENTATION: Borrower shall deliver to U.S. Bank duly executed promissory notes, deeds of trust, mortgages, security agreements, financing statements, loan agreements, guaranties, borrower authorizations, attorney

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ThrustMaster, Inc.
October 8, 1997

    opinion letters and other documents ("Loan Documents") as required by U.S. Bank in form and substance satisfactory to U.S. Bank and its counsel.

6. NON-ASSIGNABLE: This credit accommodation may not be assigned by Borrower. No guarantor or any third party is intended as a third-party beneficiary or has any right to rely hereon.

7. ARBITRATION: Borrower and U.S. Bank hereby agree to be bound by the terms of the Arbitration clause attached hereto as Exhibit A.

8. EXPENSES: Borrower shall reimburse U.S. Bank for all out-of-pocket expenses incurred in connection with this credit accommodation upon demand, whether or not this transaction closes or is funded. Such expenses shall include, without limitation, attorney fees, title insurance fees, travel costs, examination expenses, and filing fees.

9.  EXPIRATION DATE:  This offer will expire on October 31, 1997.

10. ACCESS LAWS: Without limiting the generality of any provision of this agreement requiring Borrower to comply with applicable laws, rules, and regulations, Borrower agrees that it will at all times comply with applicable laws relating to disabled access including, but not limited to, all applicable titles of the Americans with Disabilities Act of 1990.

This letter summarizes certain principal terms and conditions relating to the loan and supersedes all prior oral or written negotiations, understandings, representations and agreements with respect to the loan. However, the Loan Documents will include additional terms, conditions, covenants, representations, warranties and other provisions which U.S. Bank customarily includes in similar transactions or which US Bank determines to be appropriate to this transaction. Except to the extent modified by any other agreement, all terms, condition, covenants and other provisions of this letter shall remain in effect until the revolving line of credit (including any renewals, extensions or modifications) is terminated and the loan balance is paid in full, and by signing below, Borrower agrees to comply with all such provisions.

In addition to the events of default in any Loan Document, any failure to comply with any term, condition or obligation in this letter shall constitute an event of default under each of the Loan Documents. The provisions of this letter shall survive the closing of the loan and the execution and delivery of the Loan Documents. In the event of a conflict between this letter and the Loan Documents, the terms of the Loan Documents shall control.

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ThrustMaster, Inc.
October 8, 1997


UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDERS AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

If the above terms and conditions are acceptable to you, please sign, date and return the acknowledgment copy of this letter on or before the Expiration Date.

Sincerely,

/s/ Debbie Sidley

Debbie Sidley
VP & Commercial Account Office;
526-6018

Borrower hereby accepts U.S. Bank's offer to extend credit on terms and conditions stated above. Borrower hereby agrees to the Arbitration clause set forth in Exhibit A attached hereto.

ThrustMaster, Inc.


By: /s/ Kent Koski
Title:   VP - Finance
Date:    10/17/97

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                                EXHIBIT A

ARBITRATION. U.S. Bank and Borrower agree that all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this letter or the revolving line of credit or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association, upon request of either party. No act to take or dispose of any collateral securing any loan shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; foreclosing by notice and sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness or any act, or exercise of any right, concerning any collateral securing any loan, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral securing any loan, shall also be arbitrated, provided however that no arbitrator shall have the right or other power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing herein shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The stature of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.